UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 7, 2006

REHABCARE GROUP, INC.

(Exact name of Company as specified in its charter)

Delaware	0-19294	51-0265872
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

7733 Forsyth Boulevard
Suite 2300
St. Louis, Missouri	63105
(Address of principal executive offices)	(Zip Code)

(314) 863-7422

(Company’s telephone number, including area code)

Not applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the

Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

At its February 7, 2006 meeting, the Board of Directors of the Registrant established base salary increases for the Chief Executive Officer and the other named executives of the Registrant to be effective on March 1, 2006. On the basis of an evaluation of the performance of each of the executive officers during 2005 and, in the case of certain executive officers, a change in job responsibilities during 2005, the Board of Directors approved salary increases for the Chief Executive Officer and the other named executive officers ranging from 0% to 12.2% of base salary. The Board of Directors also established the 2005 short-term incentive plan pay-outs for the Chief Executive Officer and other named executive officers based on the Registrant’s performance against pre-established revenue and earnings per share objectives and the respective executive’s performance against individual objectives. The current and new base salary information and 2005 short-term incentive pay-outs for each of the Chief Executive Officer and the named executive officers, and the base salary increases on both a percentage and dollar basis, are set forth in exhibit 10.1 to this Form 8-K.

The Board of Directors also established performance criteria applicable to the Registrant’s long-term executive incentive plan for the 2006-2008 performance period and for the short-term executive incentive plan for the 2006 plan year. All of the executive officers of the registrant participate in the long-term incentive plan, which will pay awards to participants in cash based upon achievement of certain pre-established performance objectives set for the performance period. The long-term executive incentive plan also includes a grant of restricted stock to each executive officer except the Chief Executive Officer. The grants have a 3 year cliff vesting restriction. All of the executive officers of the Registrant also participate in the short-term incentive plan, which will pay cash awards to participants upon achievement of certain pre-established performance objectives set for the year. If minimum levels of target performance are not met, no cash awards will be paid to participants under the long-term incentive plan or the short-term incentive plan.

The performance measures under both the long-term incentive plan and the short-term incentive plan for executive officers are revenue and earnings per share. A third component of the performance measures is individual objectives for each executive officer. The range of target cash award pay-outs under the long term incentive plan is from 15% to 75% of the executive officer’s base pay. Depending on performance against the plan objectives, actual amounts payable may range between zero percent and 160 percent of the target pay-out percentages.

The range of target cash award pay-outs under the short-term incentive plan is 35% to 60% of the executive officer’s base pay. Depending on performance against the plan objectives, actual amounts payable may range between zero percent and 180 percent of the target pay-out percentages.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

10.1                 Schedule of Base Salary Increases, Bonuses and Restricted Stock Awards for Named Executive Officers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 13, 2006

REHABCARE GROUP, INC.

By:	/s/ Jeff A. Zadoks
Jeff A. Zadoks
Vice President, Interim Chief
Financial Officer

Exhibit 10.1

Schedule of Base Salary Increases, Bonuses and

Restricted Stock Awards for Named Executive Officers

Name	Current Base Salary	Percentage Increase in Base Salary	Dollar Increase in Base Salary	New Base Salary	Cash Bonus Award	Restricted Stock Award (Number of Shares)
John H. Short, Ph.D	$556,200	4.0%	$22,248	$578,448	$115,580	0
Tom E. Davis	$313,664	4.0%	$12,536	$326,200	$60,251	8,990
David B. Groce (1)	$220,000	0.0%	$0	$220,000	$0	4,200
Patricia M. Henry (2)	$300,000	12.2%	$36,700	$336,700	$57,626	8,600
Jeff A. Zadoks (3)	$165,000	0.0%	$0	$165,000	$47,608	1,260
Vincent L. Germanese (4)	N/A	N/A	N/A	N/A	$20,000	N/A
Mark A. Bogovich (4)	N/A	N/A	N/A	N/A	$35,536	N/A

(1)	Mr. Groce was hired as Senior Vice President, General Counsel and Corporate Secretary of the Registrant on December 1, 2005 and was not eligible for the 2005 short-term incentive plan.
(2)

Certain commuting expenses previously reimbursed by the Registrant to Ms. Henry will no longer be reimbursed in 2006. Ms. Henry’s base compensation adjustment was impacted by this change in expense reimbursement policy.

(3)

Mr. Zadoks was granted a discretionary bonus in excess of the amount otherwise payable according to the performance objectives of the short-term incentive plan in recognition of additional job responsibilities taken on during the year.

(4)	Messrs. Germanese and Bogovich are no longer Named Executive Officers of the Registrant but were Named Executive Officers of the Registrant for all or part of 2005.